Exhibit 99.3

FIRST BANCSHARES OF TEXAS, INC. FIRST BANCSHARES OF TEXAS, INC. Proxy Special Meeting of Shareholders on Friday, March 3, 2023 at 10:00 a.m. To Be Held Virtually You may vote by: If choosing one of these options, sign & date card below. INTERNET https://FBOT.simplyvoting.com Enter Elector ID & Password found on Proxy Card Follow steps on secure website May vote until 11:59 p.m. CST on March 2, 2023. (DO NOT return card if voting by internet) SCAN & E-MAIL dcarlo@mtrco.com FAX 631.209.8143 MAIL Return in the envelope provided. (Allow 10 days for mail delivery) Make individual selections or check one of the two boxes below [    ] With Management on all Proposals [    ] Against Management on all Proposals FIRST BANCSHARES OF TEXAS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS I hereby appoint Kenneth L. Burgess, Jr. and Don E. Cosby, and either of them, with full power of substitution, to be my attorneys and proxies at the special meeting of shareholders of First Bancshares of Texas, Inc. (the “Company”) to be held virtually on March 3, 2023 at 10:00 a.m., central time, and to represent and vote, as designated below, all of the shares of common stock of the Company held of record by me as of the record date for the meeting, granting unto such attorneys and proxies, and to either of them and to their substitutes, full power and authority to act for and in my name at the meeting and all adjournments thereof, if any, as follows: 1. Proposal to approve the Agreement and Plan of Reorganization, dated as of October 10, 2022, by and between Prosperity Bancshares, Inc. and First Bancshares of Texas, Inc. and the transactions contemplated by the agreement. [    ] FOR [    ] AGAINST [    ] ABSTAIN 2. Proposal to adjourn the special meeting, if necessary or appropriate. [    ] FOR [    ] AGAINST [    ] ABSTAIN If properly executed and returned to the Company, this proxy will be voted in the manner directed herein. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS DESCRIBED ABOVE. I hereby revoke any and all proxies with respect to such shares previously given by me and acknowledge receipt of the notice of special meeting of shareholders and the proxy statement/prospectus of the board of directors relating to the meeting. PLEASE SIGN HERE SIGNATURE DATE (IF SIGNING AS A REPRESENTATIVE, PRINT TITLE.) SIGNATURE DATE INSTRUCTIONS: PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ON THIS CARD. ALL JOINT OWNERS OF SHARES SHOULD SIGN. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE INCLUDE YOUR TITLE AND AUTHORITY. BY EXECUTING THIS PROXY, YOU ARE VOTING ALL OF THE SHARES OF COMPANY COMMON STOCK THAT YOU OWN AS PROVIDED HEREIN.